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                                                                    Exhibit 21.1


Wesley Jessen VisionCare, Inc.
Listing of Subsidiaries
December 31, 1999

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                                                 Jurisdiction of Incorporation
                                                 -----------------------------
Wesley Jessen Corporation                        Delaware
Wesley Jessen (Puerto Rico), Inc.                Delaware
PBH, Inc.                                        Delaware
PBH International, Inc.                          Delaware
Barnes-Hind International, Inc.                  Delaware
Wesley Jessen Argentina SA                       Argentina
Wesley Jessen Pty, LTD.                          Australia
PBH N.V.                                         Belgium
Wesley Jessen do Brazil Ltda                     Brazil
Wesley Jessen (Canada), Inc.                     Canada
Wesley Jessen (France), S.A.                     France
Wesley Jessen GmbH                               Germany
Wesley Jessen S.p.A.                             Italy
Wesley Jessen (Japan) Y.K.                       Japan
Wesley Jessen K.K.                               Japan
Wesley Jessen (Hong Kong) Ltd                    Hong Kong
W Jessen Mexico SRL                              Mexico
Wesley Jessen Nederland B.V.                     Netherlands
Wesley Jessen PTE LTD                            Singapore
Wesley Jessen S.A.                               Spain
Barnes Hind Spain, S.A.                          Spain
Wesley Jessen Limited                            (U.K.) England
WJ/PBH (Services) Limited                        (U.K.) England
PBH Diffrative Lenses Limited                    (U.K.) England
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